Exhibit 23.12

CONSENT OF DOUGLAS C. PETERS

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:

(a)	the technical report entitled “Updated Report on The Daneros Mine Project, San Juan County, Utah, U.S.A.” dated March 2, 2018;

(b)
the technical report entitled “Updated Technical Report on Energy Fuels Resources Corporation’s Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah”, dated March 15, 2011;

(c)	the technical report entitled “Updated Technical Report on Sage Plain Project (Including the Calliham Mine), San Juan County, Utah USA” dated March 18, 2015; and

(d)	the technical report entitled “Technical Report on Energy Fuels Inc.’s La Sal District Project,” dated March 25, 2014,

contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182 and 333-194900), and any amendments thereto (the “S-8s”); and

(iv)	the use of my name in the 10-K, the S-3, and the S-8s.

/s/ Douglas C. Peters
Douglas C. Peters, Certified Professional Geologist

Date: March 9, 2018